UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 25, 2010, pursuant to the Indenture, dated December 1, 2005, as amended on April 11, 2006, January 3, 2007, June 15, 2007, December 13, 2007 and February 28, 2008 (collectively, the “Indenture”), by and among Avago Technologies Finance Pte. Ltd., Avago Technologies U.S. Inc. and Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (together, the “Issuers”), the guarantors named therein and The Bank of New York as trustee (the “Trustee”), the Issuers issued a notice of redemption to holders of their 11 7/8% Senior Subordinated Notes due 2015 (the “Notes”) issued pursuant to the Indenture announcing that the remaining $230,735,000 aggregate principal amount outstanding of the Notes will be redeemed by the Issuers on December 1, 2010 (the “Redemption Date”). The Issuers are indirect, wholly-owned subsidiaries of Avago Technologies Limited.

The Notes will be redeemed at a redemption price of 105.938% of their aggregate principal amount outstanding, plus accrued and unpaid interest thereon up to, but not including, the Redemption Date. The Issuers will be required to pay an aggregate of approximately $258.1 million in respect of the Notes on the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 25, 2010

Avago Technologies Limited

By:	/S/ DOUGLAS R. BETTINGER
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer